Exhibit 10.2

CONSENT AGREEMENT

This Agreement (the “Agreement”) dated as of March 28, 2008 (the “Execution Date”) is made by and among (i) the undersigned holders or investment advisers or managers of discretionary accounts of the Notes (as defined below; each such signatory, a “Consenting Noteholder”) and (ii) Callon Petroleum Company, a Delaware corporation (“Callon;” each Consenting Noteholder and Callon, a “Party”, and collectively, the “Parties”).

RECITALS

WHEREAS, the Consenting Noteholders who execute counterparts of this Agreement (the “Consenting Noteholders”) and Callon have negotiated the terms and conditions of a proposed consent solicitation (the “Consent Solicitation”) with respect to Callon’s $200,000,000 9.75% Senior Notes due 2010, Series B (the “Notes”);

NOW, THEREFORE, in consideration of the foregoing, the Parties agree as follows:

AGREEMENT

Section 1.           Means For Effectuating the Transactions. To implement the Consent Solicitation, Callon proposes, on the terms and conditions set forth herein, to consummate (to the extent this Agreement has not been terminated) the Consent Solicitation. A form of consent and disclosure document and Letter of Consent for the Consent Solicitation (“Consent Document”) is attached as Exhibit A.  The form of Supplemental Indenture (“Supplemental Indenture”) to the Notes Indenture (as defined below) is attached as Exhibit B.

Section 2.           Consent Fee. Callon agrees to pay to each holder of Notes that consents to the amendment to the Note Indenture pursuant to the Supplemental Indenture a consent fee of $5.00 per $1,000 principal amount of Notes owned by such holder and voting to approve consenting to the amendment. The consent fee shall be payable only if the amendment to the Note Indenture is approved and the Supplemental Indenture is executed by Callon and filed with the Trustee. The Parties hereby acknowledge and agree that in connection with the Consent Solicitation, no holder of the Notes will be entitled to receive, for its consent to the amendment to the indenture for the Notes (the “Notes Indenture”) and for the other treatment and transactions being solicited in the Consent Solicitation, consideration (whether in cash, securities or otherwise) other than the consideration provided in this Agreement.

Section 3.           Consenting Noteholders’ Commitments Regarding a Transaction.

(a)           Agreement to Vote. Subject to the conditions contained in paragraphs (b) and (c) of this Section 3, each Consenting Noteholder agrees that it shall vote, or cause to be voted, in favor of all the consents sought in the Consent Solicitation all of the Relevant Securities (as defined below) and any additional Notes of which such Consenting Holder (or a client account over which such Consenting Holder has discretion) is, or at any time on or prior to the Outside Date (as defined below) becomes, the holder of record or the beneficial owner and will not withdraw such consent. The votes referenced in the preceding sentence shall be cast not later (x) two business days after the Consent Commencement Date (as defined below) in the case of Relevant Securities held as of the date of this Agreement and (y) the Outside Date in the case of Relevant Securities acquired after the date of the Agreement but before the Outside Date.

(b)           Certain Conditions. The obligations of each Consenting Noteholder set forth in Section 3 are subject to the conditions that (i)  the terms of any applicable agreements or documents implementing the Consent Solicitation, including, without limitation, the Consent Document and the Supplemental Indenture, embody and are substantially consistent in all respects with this Agreement, including Exhibits B and C, (ii) all final documents implementing the Consent Solicitation have been or will be entered into by all applicable parties and have or will become valid, binding and enforceable, (iii) no Consenting Noteholders’ Termination Event (as defined below) shall have occurred, (iv) Callon has not terminated this Agreement after the occurrence of a Company Termination Event (as defined below), and (v) no other termination of this Agreement has occurred pursuant to the terms set forth herein.

(c)           Transfer of Interests and Securities. Except as expressly provided herein, this Agreement shall not in any way restrict the right or ability of any Consenting Noteholder to sell, borrow, lend, use, assign, transfer or otherwise dispose of (“Transfer”) any of the Notes; provided, however, that for a period commencing as of the date such Consenting Noteholder executes this Agreement until the earlier to occur of (i) the occurrence of a Consenting Noteholders’ Termination Event, (ii) Callon’s termination of this Agreement after the occurrence of a Company Termination Event and (iii) any other termination of this Agreement pursuant to the terms hereunder (such period, the “Restricted Period”), no Consenting Noteholder shall Transfer any Notes, and any purported Transfer of Notes shall be void and without effect unless the Transferee delivers to the Consenting Noteholder transferor and Callon, at or prior to the time of the proposed Transfer, a written agreement pursuant to which such transferee shall assume all obligations of the Consenting Noteholder transferor hereunder in respect of the Notes Transferred (such Transferee, if any, to also be a Consenting Noteholder hereunder).

(d)           Representation of Consenting Noteholders’ Holdings. Each Consenting Noteholder represents on its own behalf that, as of the date such Consenting Noteholder executes and delivers this Agreement, it is the beneficial owner and/or the investment adviser or manager of discretionary accounts for the holders or beneficial owners of the aggregate principal amount of the Notes set forth on the signature page (the “Relevant Securities”) under its name, with the power to vote and dispose of all or substantially all of the aggregate principal amount of the Relevant Securities on behalf of such holders or beneficial owners.

Section 4.           Undertakings and Representations.

(a)           Consent Solicitation Commencement Date. Callon will commence the Consent Solicitation within one business day after the Execution Date (such time and date, the “Consent Commencement Date”). Such Consent Solicitation will require that all consents be given by not later than 11:00 a.m. (prevailing New York City time) on the last to occur of (i) 9 calendar days after the commencement of the Consent Solicitation (or, if such ninth day is not a business day, then the first business day thereafter) or (ii) such later date as may be requested by Callon and consented to by Consenting Noteholders (the date of the last to occur of clause (i) or (ii) being the “Outside Date”).  The Outside Date may be accelerated by Callon to an earlier date in its discretion.

(b)           Representation of Callon. Callon represents that, as of the date hereof, it has not executed any agreement providing for, or otherwise adopted any board resolution, authorizing the entry into any agreement with any person providing for a merger, consolidation, asset sale, or the purchase or acquisition of all or a substantial part of the assets of another entity, in each case, which would be material to Callon.

Section 5.           Mutual Representations, Warranties, and Covenants. Each of the Parties represents, warrants, and covenants to the others, as of the date of this Agreement, as follows (each of which is a continuing representation, warranty, and covenant):

(a)           Enforceability. This Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable laws relating to or limiting creditor’s rights generally or by equitable principles relating to enforceability.

(b)           No Consent or Approval. Except as expressly provided in this Agreement, no consent or approval is required by any other person or entity in order for it to carry out the Consent Solicitation.

(c)           Power and Authority. Except as expressly provided in this Agreement, it has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.

(d)           Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

Section 6.           No Waiver. Nothing herein is intended to, or does, in any manner, waive, limit, impair, or restrict the ability of any of the Consenting Noteholders to protect, prosecute, enforce or preserve any of their respective rights, remedies, claims and/or interests whether under the Notes Indenture or otherwise under applicable law or, subject to paragraphs (a) and (c) of Section 3, to enter into any transactions concerning the Notes.

Section 7.           Termination Events.

(a)           Consenting Noteholder Termination Events. This Agreement shall terminate automatically without any action or notice upon the occurrence of any of the following events (each, a “Consenting Noteholders’ Termination Event”): (a) the failure of Callon to commence the Consent Solicitation on or prior to the Consent Commencement Date, except as may be agreed by Callon and the Consenting Noteholders, (b) with respect to the Consent Solicitation, the voting in favor of the consents solicited pursuant to the Consent Solicitation by the holders thereof of less than 75% in principal amount of the Notes (provided that, for purposes of calculating the percentage of Notes voted in favor of the consents solicited pursuant to any Consent Solicitation, any Notes of any Consenting Noteholder that are subject to this Agreement shall be deemed to have been voted in favor of such consents if the failure of such Consenting Noteholder to so vote such Notes would, but for the provisions of this Section 7(a), constitute a breach of such Consenting Noteholder’s commitments under this Agreement), (c) the breach in any material respect by Callon of any of the representations, warranties or covenants set forth in this Agreement, (d) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order enjoining the consummation of the Consent Solicitation or any of the transactions contemplated thereunder, (e) the occurrence of any “Event of Default”, default or acceleration event under the Notes Indenture or (f) if the Consent Solicitation has not been consummated in accordance with the terms set forth herein on or before the Outside Date.

(b)           Company Termination Events. Callon may terminate this Agreement as to all Parties by giving written notice to the Consenting Noteholders upon the occurrence of any of the following events (each, a “Company Termination Event”): (a) the breach in any material respect by any Consenting Noteholder of any of the representations, warranties or covenants of such Consenting Noteholder set forth in this Agreement, (b) if the Consent Solicitation has not been consummated in accordance with the terms set forth herein on or before the Outside Date, or (c) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order enjoining the consummation of the Consent Solicitation or any of the transactions contemplated thereunder.

(c)           Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual agreement among Callon and Consenting Noteholders.

(d)           Termination. Except for obligations that are expressly intended to survive the termination of this Agreement, this Agreement, and the obligations of all Parties hereunder, shall automatically terminate without any further notice or action at 5:00 p.m. (prevailing New York City time) on the Outside Date.

(e)           Effect of Termination. Upon termination of this Agreement, each Party hereto shall be released from its commitments, undertakings and agreements under or related to this Agreement and shall have the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the transactions set forth on the Term Sheet or otherwise, that it would have been entitled to take had it not entered into this Agreement.

Section 8.           Effectiveness; Amendments. This Agreement shall become effective and binding upon each of the Parties that have executed and delivered counterpart signature pages hereto. Once effective, this Agreement may not be modified, amended, supplemented or otherwise altered (except as expressly provided herein), and no term or condition may be waived, except in a writing signed by Callon and the Consenting Noteholders.

Section 9.           Miscellaneous.

(a)           Further Assurances. The Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be appropriate or necessary, from time to time, to effectuate the Consent Solicitation, whether the same occurs before or after the date of this Agreement and further agree not to take any actions inconsistent herewith.

(b)           Complete Agreement. This Agreement is the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, between the Parties with respect thereto. No claim of waiver, modification, consent or acquiescence with respect to any provision of this Agreement shall be made against any Party, except on the basis of a written instrument executed by or on behalf of such Party.

(c)           Parties. This Agreement shall be binding upon, and inure to the benefit of, the Parties. No rights or obligations of any Party under this Agreement may be assigned or transferred to any other person or entity except as provided in Section 3(c) hereof. Nothing in this Agreement, express or implied, shall give to any person or entity, other than the Parties, any benefit or any legal or equitable right, remedy or claim under this Agreement.

(d)           Injunctive Relief. The Parties agree that damages at law would be an inadequate remedy for the breach of any of the promises and agreements contained in this Agreement, and, accordingly, any Party hereto shall be entitled to injunctive relief with respect to any such breach, including, without limitation, specific performance of such promises or agreements or an order enjoining a party from any threatened, or from the continuation of any actual, breach of the promises or agreements contained in this Agreement. The rights set forth in this Section 9(d) shall be in addition to any other rights which a Party may have at law or in equity pursuant to this Agreement.

(e)           Headings. The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction or interpretation of any term or provision hereof.

(f)           GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM; WAIVER OF TRIAL BY JURY. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PRINCIPLES THEREOF. Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement exclusively in the United States District Court for the Southern District of New York or any New York State court sitting in New York City (the “Chosen Courts”), and solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts and (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto. Each party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The terms and conditions set forth in this Section shall survive any termination of this Agreement.

(g)           Execution of Agreement. This Agreement may be executed and delivered (by facsimile or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

(h)           Interpretation. This Agreement is the product of negotiations between Callon and the Consenting Noteholders, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.

(i)           Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives, other than a trustee or similar representative appointed in a bankruptcy case. The agreements, representations and obligations of the Consenting Noteholders under this Agreement are, in all respects, several and not joint.

(j)           Notices. All notices hereunder shall be deemed given if in writing and delivered, if sent by telecopy, e-mail, courier or by registered or certified mail (return receipt requested) to the following addresses and telecopier numbers (or at such other addresses or telecopier numbers as shall be specified by like notice)

if to Callon:

200 North Canal Street
Natchez, Mississippi 39120
Attention:  Robert Weatherly
E-mail address:  bweatherly@callon.com

with copies to:

Haynes and Boone, LLP
1221 McKinney, Suite 2100
Houston, Texas 77010
Attention:  George G. Young
E-mail address:  guy.young@haynesboone.com

if to a Consenting Noteholder to the address next to such Noteholder’s signatory on the signature page.

Any notice given by delivery, email, mail or courier shall be effective when received. Any notice given by telecopier shall be effective upon oral or machine confirmation of transmission.

Section 10.           Disclosure.

(a)           Publicity; Non-Disclosure of Holdings. Except as required by law, Callon shall not (a) use the name of any Consenting Noteholder in any public manner without such Consenting Noteholder’s prior written consent or (b) disclose to any person (including, for the avoidance of doubt, any other Consenting Noteholder) the principal amount or percentage of any Notes or any other securities of Callon or any of their respective subsidiaries held by any Consenting Noteholder; provided, however, that Callon shall be permitted to disclose at any time (after consulting with Consenting Noteholders) the aggregate principal amount of and aggregate percentage of each series of Notes held by Consenting Noteholders or by persons who have otherwise agreed to participate in the Consent Solicitation as a group. The terms and conditions set forth in this Section shall survive any termination of this Agreement.

(b)           Nullity of Tendered Consents. Upon the occurrence of any termination of this Agreement, any and all consents tendered by the Consenting Noteholders prior to such termination shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by Callon in connection with the Consent Solicitation.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

Callon Petroleum Company

By:
Name:
Title:

Exhibit A to Consent Agreement dated March 28, 2008

FORM OF CONSENT SOLICITATION STATEMENT AND LETTER OF CONSENT

CALLON PETROLEUM COMPANY
CONSENT SOLICITATION STATEMENT
Solicitation of Consents
with respect to
$200 Million of 9.75% Senior Notes Due 2010, Series B

THE CONSENT SOLICITATION WILL EXPIRE AT 11:00 A.M., NEW YORK CITY TIME, ON APRIL ●, 2008, UNLESS OTHERWISE EXTENDED (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “CONSENT DATE”).

Subject to the terms and conditions set forth in this Consent Solicitation Statement (as may be amended or supplemented, the “Consent Solicitation Statement”) and the accompanying Letter of Consent (the “Letter of Consent”), Callon Petroleum Company, a Delaware corporation (“Callon”), is hereby soliciting the consent (the “Consent Solicitation”) of Holders (as defined below) as of the Record Date (as defined below) of each of its 9.75% Senior Notes due 2010, Series B (the “Notes”) outstanding under the Indenture (the “Indenture”), dated as of March 15, 2004, among Callon, as issuer, and American Stock Transfer & Trust Company, as trustee (in such capacity, the “Notes Trustee”).

The purpose of the Consent Solicitation is to amend and supplement the Indenture (the “Supplemental Indenture”) to permit Callon to transfer the Entrada prospect (as described below) to Callon Entrada Company (“Callon Entrada”) which will be a wholly-owned Unrestricted Subsidiary (as defined in the Indenture) of Callon.  Callon Entrada proposes to enter into a Credit Agreement and related documents (the “Entrada Credit Facility”) with CIECO Energy (Entrada) LLC, a subsidiary of ITOCHU Corporation, pursuant to which Callon Entrada will borrow up to $150 million plus capitalized interest to finance the development of the Entrada prospect.  The Entrada Credit Facility will be non-recourse to Callon, and Callon will have no obligation to repay principal and interest outstanding under the Entrada Credit Facility.  However, Callon will enter into a customary indemnification agreement pursuant to which it agrees to indemnify the lenders under the Entrada Credit Facility against Callon Entrada’s misappropriation of funds, non-performance of certain covenants and similar matters.  In addition, Callon will also guaranty payment by Callon Entrada of any of its obligations to fund its proportionate share of any costs and expenses for any operation related to the Entrada project that Callon Entrada may, from time to time, expressly approve under the joint operating agreement in effect for the Entrada project.  Callon will also guaranty Callon Entrada’s payment of all amounts to plug and abandon wells and related facilities, for a breach of law, rule or regulation (including environmental  laws) and for any losses attributable to gross negligence of Callon Entrada.

Callon has entered into an agreement with beneficial owners of $● principal amount of Notes, in which the beneficial owners agree, within two business days following the commencement of this solicitation, to vote their Notes in favor of the Supplemental Indenture.  Approval of the Supplemental Indenture requires the approval of Holders of $150 million principal amount of Notes or more.

The Tabulation Agent for the Consent Solicitation is

Global Bondholder Services Corporation

March ●, 2008

The Supplemental Indenture shall become effective (the “Effective Date”) promptly following (i) receipt of valid consents which are not revoked from Holders (the “Consenting Holders”) representing $150 million aggregate principal amount of Notes (the “Requisite Consents”) prior to the Consent Date, (ii) execution of the Supplemental Indenture to the Indenture, and (iii) payment of the Consent Fee (as defined below).

Callon will pay a fee on or prior to the Effective Date (the “Consent Fee”), to each Holder whose properly executed Letter of Consent is received by the Tabulation Agent (as defined below and as described on the back cover page hereof) on or prior to the Consent Date equal to $5.00 in cash for each $1,000 in principal amount of Notes with respect to which such a consent is received and not revoked from such Consenting Holder.  The Consent Fee will be paid only if the Supplemental Indenture becomes effective with respect to the Notes.

In this Consent Solicitation Statement, the term “Record Date” means 5:00 p.m., New York City time, on March ●, 2008, and the term “Holder” means each person shown on the records of the Registrar (as defined in the Indenture) for the Notes as a registered holder on the Record Date.  For purposes of determining the Requisite Consents with respect to the Notes, as of the date of this Consent Solicitation Statement, there was outstanding $200 million in aggregate principal amount of Notes.

Only Holders of Notes whose properly executed Letters of Consent with respect to such Holders’ Notes are received by the Tabulation Agent on or prior to the Consent Date and not revoked will be entitled to receive the applicable Consent Fee in the event the Supplemental Indenture becomes effective.  All other Holders of Notes will not be entitled to receive the Consent Fee but will be bound by the Supplemental Indenture if it becomes effective.  Subject to the terms and conditions of this Consent Solicitation Statement and the related Letter of Consent, Callon will pay the applicable Consent Fee to the Consenting Holders on the Effective Date.

No Consent Fee will be paid if the Requisite Consents are not received, if the Consent Solicitation is withdrawn for any reason or if the Supplemental Indenture does not otherwise become effective for any reason.  If Callon does not pay the Consent Fee to each Consenting Holder by ●, 2008, the Consent Solicitation will terminate.

Holders are requested to read and consider carefully the information contained in this Consent Solicitation Statement and the related Letter of Consent and to give their consent to the Supplemental Indenture by properly completing and executing the accompanying Letter of Consent in accordance with the instructions set forth herein and therein.

The transfer of Notes after the Record Date will not have the effect of revoking any consent theretofore validly given by a Holder, and each properly completed and executed Letter of Consent will be counted notwithstanding any transfer of the Notes to which such Letter of Consent relates.

RECIPIENTS OF THIS CONSENT SOLICITATION STATEMENT AND THE ACCOMPANYING MATERIALS SHOULD NOT CONSTRUE THE CONTENTS HEREOF OR THEREOF AS LEGAL, BUSINESS OR TAX ADVICE.  EACH RECIPIENT SHOULD CONSULT ITS OWN ATTORNEY, BUSINESS ADVISOR AND TAX ADVISOR AS TO LEGAL, BUSINESS, TAX AND RELATED MATTERS CONCERNING THE CONSENT SOLICITATION.

IMPORTANT

Only Holders are eligible to consent to the Supplemental Indenture.  Any beneficial owner of Notes who is not a Holder of such Notes must arrange with the person who is the Holder or such Holder’s assignee or nominee to execute and deliver a Letter of Consent on behalf of such beneficial owner.  As of the date of this Consent Solicitation Statement, the only Holder of the Notes is Cede & Co., as nominee for The Depository Trust Company (“DTC”).  For purposes of the Consent Solicitation, DTC has authorized DTC participants (“Participants”) set forth in the position listing of DTC as of the Record Date to execute Letters of Consent as if they were the Holders of the Notes held of record in the name of DTC or the name of its nominee.  Accordingly, for purposes of the Consent Solicitation, the term “Holder” shall be deemed to include such Participants.

Holders who wish to consent must deliver their properly completed and duly executed Letters of Consent to the Tabulation Agent as set forth on the back cover page of this Consent Solicitation Statement and in the Letter of Consent in accordance with the instructions set forth herein and therein.  Consents should not be delivered to Callon or the Notes Trustee.  However, Callon reserves the right to accept any consent received by Callon or the Notes Trustee.  Under no circumstances should any person tender or deliver Notes to Callon, the Tabulation Agent, the Notes Trustee or any other party at any time.

No person has been authorized to give any information or make any representations other than those contained or incorporated by reference herein or in the accompanying Letter of Consent, and, if given or made, such information or representations must not be relied upon as having been authorized by Callon, the Tabulation Agent, the Notes Trustee or any other person.  The statements made in this Consent Solicitation Statement are made as of the date hereof, and the delivery of this Consent Solicitation Statement and the accompanying materials shall not, under any circumstances, create any implication that the information contained herein is correct after the date hereof.

Unless you are a Holder, please handle this matter through your nominee bank or broker through whom you hold an interest in the Notes.  Questions concerning the terms of the Consent Solicitation should be directed to the Tabulation Agent at the address or telephone numbers set forth on the back cover page hereof.  Requests for assistance in completing and delivering Letters of Consent or requests for additional copies of this Consent Solicitation Statement, the Letter of Consent or other related documents should be directed to the Tabulation Agent at the address or telephone number set forth on the back cover page hereof.

CALLON PETROLEUM COMPANY

Callon Petroleum Company (NYSE: CPE) is engaged in the exploration and development of oil and gas properties, primarily in the Gulf of Mexico.

PURPOSE AND BACKGROUND OF THE CONSENT SOLICITATION

Purpose

The purpose of the Consent Solicitation is to amend the Indenture to permit Callon to transfer the Entrada prospect to Callon Entrada, a wholly-owned Unrestricted Subsidiary of Callon and to facilitate Callon Entrada entering into the Entrada Credit Facility to develop the Entrada prospect.  The Entrada prospect is located in the deep water Gulf of Mexico, in approximately 4,500 feet of water.  Callon currently owns the entire working interest in the Entrada prospect.

On February 12, 2008, Callon agreed to sell a 50% working interest to CIECO Energy (US) Limited (“CIECO”), a subsidiary of ITOCHU Corporation.  As part of the sale, CIECO agreed to enter into the Entrada Credit Facility and loan to Callon Entrada, on a non-recourse basis, up to $150 million (plus capitalized interest) to develop the 50% working interest in the Entrada prospect retained by Callon. Callon believes this financing arrangement is favorable to Callon for the following reasons:

•	If development of the Entrada prospect is not successful, Callon will have no obligation to repay principal and interest borrowed to develop the project.

•	The financing arrangement has favorable prepayment terms, so Callon can refinance it if the Entrada prospect is successful.

•	The Entrada Credit Facility is part of the sale of a 50% interest in the Entrada prospect to CIECO, the proceeds of which sale will be used to repay senior secured indebtedness of Callon.

In order to contribute the Entrada prospect to Callon Entrada and consummate the Entrada Credit Facility, Callon must amend the Indenture as described herein.

THE SUPPLEMENTAL INDENTURE

The Supplemental Indenture provides for the following:

•
Clause (y) of the proviso at the end of the definition of “Debt” in Section 1.1 of the Indenture is amended in its entirety to read as follows: “(y) any debt arising in connection with a Permitted Medusa Transaction or a Permitted Entrada Transaction, or”

•
Clause (b) of the definition of “Interest Expense” in Section 1.1 of the Indenture is amended in its entirety to read as follows: “(b) imputed interest expense attributable to any production payment, project financing by vendors and other non-recourse debt, but not including any amounts arising out of a Permitted Medusa Transaction or a Permitted Entrada Transaction”;

•
Clause (n) of the definition of “Permitted Investment” in Section 1.1 of the Indenture is amended in its entirety to read: “(n) any Investment arising from or related to a Permitted Medusa Transaction, or a Permitted Entrada Transaction; and”

•
Clause (a) of the definition of “Unrestricted Subsidiary” in Section 1.1 of the Indenture is amended in its entirety to read: “(a) Callon Entrada Company and any other Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and”

•
A new definition of “Entrada Assets” is added to Section 1.1 of the Indenture, such new definition to be inserted in appropriate alphabetical order and to read in its entirety as follows: “‘Entrada Assets’ means all Oil and Gas Properties owned by the Company or any of its Subsidiaries and located on, under or related to Garden Banks Blocks 738, 782, 785, 826, and 827 in the federal offshore waters of the Gulf of Mexico, subject to certain depth limits, and any and all related equipment, accounts receivable, general intangibles and other assets related thereto and any proceeds therefrom.”

•
A new definition of “Permitted Entrada Transaction” is added to Section 1.1 of the Indenture, such new definition to be inserted in appropriate alphabetical order and to read in its entirety as follows:  “Permitted Entrada Transaction’ means  (i) the sale, conveyance and assignment by the Company or any of its Subsidiaries of a portion of the Entrada Assets to a third party in a transaction which otherwise complies with the requirements of Section 3.14(a), (ii) the contribution by the Company or any of its Restricted Subsidiaries of all or any portion of its ownership interests in the Entrada Assets,  to a newly formed Unrestricted Subsidiary, Callon Entrada Company, which contribution may occur either prior to, contemporaneously with or after the sale, conveyance and assignment contemplated in the immediately preceding clause (i), which Unrestricted Subsidiary and/or its assets may be managed under one or more management services agreements, contract operating agreements or similar agreements with the Company or any of its Restricted Subsidiaries, (iii) the incurrence by Callon Entrada Company of Debt, the proceeds of which are to be used to fund the costs and expenses incurred to develop and/or produce its interests in the Entrada Assets, such Debt to be non-recourse to the Company and its Restricted Subsidiaries except to the extent of the indemnities and/or performance guaranties described in clause (vi) below,  (iv) the granting of Liens on (w) the Entrada Assets, (x) all other assets of Callon Entrada Company, (y) the equity interests of Callon Entrada Company, and/or (z) any deposit accounts established and maintained to hold any loan proceeds of such Debt pending disbursement and/or any revenues and proceeds of production or other amounts attributable to the Entrada Assets, in each case to secure such Debt, and (v) the contribution or advance by the Company or any of its Restricted Subsidiaries of additional cash or other assets to Callon Entrada Company from time to time not to exceed, in the aggregate at any time outstanding, the sum of (A) $ 10,000,000, plus (B) other contributions or advances arising from or deemed to exist as a result of the payment and performance by the Company or any of its Restricted Subsidiaries of any of their respective obligations under clause (vi) of this definition, and (vi) the indemnification of any Person against loss from the failure of Callon Entrada Company to comply with, or the guarantee by the Company or a Restricted Subsidiary of performance by Callon Entrada Company of, its obligations arising under or related to the documents and agreements evidencing or governing its Debt or relating to the development and operations of its assets (other than the obligation of Callon Entrada Company to repay the principal and interest of the Debt described in clause (iii) of this definition) by the Company or any of its Restricted Subsidiaries.”

•
The proviso at the end of Section 3.17 of the Indenture is amended to read in its entirety as follows: “; provided, however, that notwithstanding the provisions of this Section 3.17, the Company may engage in any Permitted Medusa Transaction or Permitted Entrada Transaction.”

•
Section 3.23 of the Indenture is amended in its entirety to read as follows: “Section 3.23 Permitted Medusa Transactions; Permitted Entrada Transaction.  Notwithstanding anything in this Indenture to the contrary, so long as no Default or Event of Default has occurred and is continuing at the time the Company or any of its Subsidiaries enters into any Permitted Medusa Transaction or Permitted Entrada Transaction, the entering into and carrying out of such Permitted Medusa Transaction or Permitted Entrada Transaction, as applicable, shall be allowed hereunder and shall not in itself constitute a breach of, non-compliance with, or Default or Event of Default under this Indenture.”

THE CONSENT SOLICITATION

Overview

The Supplemental Indenture will become effective on the Effective Date, which shall occur promptly following (i) receipt of valid consents which have not been revoked from Consenting Holders representing $150 million aggregate principal amount of Notes, (ii) execution of the Supplemental Indenture, and (iii) payment of the applicable Consent Fee.

If the Supplemental Indenture becomes effective, it will be binding on all Holders of Notes and their transferees, regardless of whether such Holders have consented to the Supplemental Indenture.  Failure to deliver a Letter of Consent will have the same effect as if a Holder had chosen not to give its consent with respect to the Supplemental Indenture.

The delivery of a Letter of Consent will not affect a Holder’s right to sell or transfer the Notes.  If a Holder delivers a consent and subsequently transfers its Notes, any payment pursuant to the Consent Solicitation with respect to such Notes will be made to such transferring Holder.

Beneficial owners of the Notes who wish to provide a consent and whose Notes are held, as of the Record Date, in the name of a broker, dealer, commercial bank, trust company or other nominee institution must contact such nominee promptly and instruct such nominee, as the Holder of such Notes, to execute promptly and deliver a Letter of Consent on behalf of the beneficial owner on or prior to the Consent Date.

Consent Fees

Callon shall pay (directly or through an agent) a Consent Fee, on the Effective Date, to each Holder of Notes whose properly executed Letter of Consent is received by the Tabulation Agent on or prior to the Consent Date, of $5.00 in cash for each $1,000 in principal amount of Notes with respect to which such a consent is received and not revoked from such Consenting Holder.

No Consent Fee will be paid if the Requisite Consents are not received, if the Consent Solicitation is withdrawn for any reason or if the Supplemental Indenture does not otherwise become effective for any reason.  If Callon does not pay the Consent Fee to each Consenting Holder by ●, 2008, the Consent Solicitation will terminate.

Record Date

The Record Date for the determination of Holders entitled to give consents pursuant to the Consent Solicitation is 5:00 p.m., New York City time, on ●, 2008.  This Consent Solicitation Statement and the accompanying Letter of Consent are being sent to all Holders.  As of the date of this Consent Solicitation Statement, the only Holder of the Notes is Cede & Co. as nominee for DTC.  For purposes of the Consent Solicitation, DTC has authorized DTC Participants set forth in the position listing of DTC as of the Record Date to execute Letters of Consent as if they were the Holders of the Notes held of record in the name of DTC or the name of its nominee.  Accordingly, for purposes of the Consent Solicitation, the term “Holder” shall be deemed to include such Participants.  Callon reserves the right to establish from time to time any new date as the Record Date and, thereupon, any such new date will be deemed to be the “Record Date” for purposes of the Consent Solicitation.

Consent Date; Extensions; Amendment

The term “Consent Date” means 11:00 A.M.., New York City time, on April ●, 2008, unless Callon, in its sole discretion, extends the period during which the Consent Solicitation is open, in which case the term Consent Date means the latest time and date to which the Consent Solicitation is extended.  In order to extend the Consent Date, Callon will notify the Tabulation Agent and the Notes Trustee in writing of any extension and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Consent Date.  Callon may waive any conditions with respect to, or extend, amend, modify or withdraw the Consent Solicitation; however, if the Consent Solicitation is amended or modified in a manner determined by Callon to constitute a material adverse change to the Holders, Callon will promptly disclose such amendment or modification in a manner it deems appropriate, with written notice to the Tabulation Agent and the Notes Trustee, and may, if appropriate, extend the Consent Solicitation for a period deemed by it to be adequate to permit the Holders of such Notes to deliver and/or revoke their consents.  Failure by any Holder or beneficial owner of Notes to be so notified will not affect the extension of the Consent Solicitation.

Procedures for Consenting

All Letters of Consent that are properly completed and duly executed and received by the Tabulation Agent on or prior to the Consent Date will be given effect in accordance with the specifications therein.

Holders who desire to act with respect to the Supplemental Indenture should so indicate by signing and dating the accompanying Letter of Consent included herewith and delivering it to the Tabulation Agent at the address set forth in the Letter of Consent, in accordance with the instructions contained herein and therein.  Signatures must be guaranteed in accordance with paragraph 6 of the instructions in the Letter of Consent.

The Letter of Consent must be executed by a Holder in exactly the same manner as the name of the Holder appears in the records of the registrar for the Notes.  An authorized Participant must execute the Letter of Consent exactly as its name appears on DTC’s position listing as of the Record Date.  If the Notes are held of record by two or more joint Holders, all such Holders must sign the Letter of Consent.  If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to Callon of such person’s authority so to act.  If the Notes are registered in different names, separate Letters of Consent must be executed covering each form of registration.  If a Letter of Consent is executed by a person other than the Holder, then such person must have been properly authorized by proxy or in some other manner acceptable to Callon to execute the Letter of Consent.  Any beneficial owner of the Notes who is not a Holder of record of such Notes or an authorized Participant must arrange with the person who is the Holder of record or such Holder’s assignee or nominee to execute and deliver a Letter of Consent on behalf of such beneficial owner.

If a Letter of Consent relates to fewer than all the Notes held as of the Record Date by the Holder providing such Letter of Consent, such Holder must indicate on the Letter of Consent the series and aggregate dollar amount (in integral multiples of $1,000) of such Notes to which the Letter of Consent relates. Otherwise, the Letter of Consent will be deemed to relate to all such Notes.

A Holder must complete, sign and date the Letter of Consent (or photocopy thereof) for such Holder’s Notes and deliver such Letter of Consent to the Tabulation Agent by mail, first-class postage prepaid, hand delivery, overnight courier or by facsimile transmission at the address or facsimile number of the Tabulation Agent set forth on the back cover page hereof.  Delivery of Letters of Consent should be made sufficiently in advance of the Consent Date to assure that the Letter of Consent is received prior to the Consent Date.  Under no circumstances should any person tender or deliver Notes to Callon, the Tabulation Agent, the Notes Trustee or any other party at any time.

Callon reserves the right to receive Letters of Consent by any other reasonable means or in any form that reasonably evidences the giving of consent.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of consents will be resolved by Callon, whose good faith determinations will be final and binding.  Callon reserves the absolute right to reject any or all consents that are not in proper form or the acceptance of which could, in the opinion of Callon’s counsel, be unlawful.  Callon also reserves the right to waive any irregularities in connection with deliveries, which Callon may require to be cured within such time as Callon determines.  None of Callon, the Notes Trustee, the Tabulation Agent or any other person shall have any duty to give notification of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification.  Deliveries of Letters of Consent will not be deemed to have been made until such irregularities have been cured or waived.  Callon’s good faith interpretation of the terms and conditions of the Consent Solicitation (including this Consent Solicitation Statement and the accompanying Letter of Consent and the instructions hereto and thereto) will be final and binding on all parties.

Revocation of Consents

All properly completed and executed Letters of Consent received prior to the Consent Date will be counted, notwithstanding any transfer of any Notes to which such Letter of Consent relates, unless Callon receives from a Holder (or a subsequent holder that has received a proxy from the relevant Holder) a written notice of revocation bearing a date later than the date of the prior Letter of Consent at any time prior to the Consent Date.  Any notice of revocation received after the Consent Date will not be given effect.  A transfer of Notes after the Record Date must be accompanied by a duly executed proxy from the relevant Holder if the subsequent transferee is to have revocation rights with respect to the consent to the Supplemental Indenture.  To be effective, a notice of revocation must be in writing, must contain the name of the Holder and the aggregate principal amount of the Notes to which it relates and must be (i) signed in the same manner as the original Letter of Consent or (ii) accompanied by a duly executed proxy or other authorization (in form satisfactory to Callon).  All revocations of consents must be sent to the Tabulation Agent at its address set forth in the Letter of Consent.

Tabulation Agent

Callon has retained Global Bondholder Services Corporation to act as Tabulation Agent with respect to the Consent Solicitation (the “Tabulation Agent”).  For the services of the Tabulation Agent, Callon has agreed to pay reasonable and customary fees and to reimburse the Tabulation Agent for its reasonable out-of-pocket expenses in connection with such services.

Requests for assistance in completing and delivering the Letter of Consent or requests for additional copies of this Consent Solicitation Statement, the accompanying Letter of Consent and other related documents should be directed to the Tabulation Agent at its address or telephone number set forth on the back cover page hereof.  Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.  The executed Letter of Consent and any other documents required by the Letter of Consent should be sent to the Tabulation Agent at the address set forth in the Letter of Consent, and not to Callon or the Notes Trustee.

Fees and Expenses

Callon will bear the costs of the Consent Solicitation.  Callon will reimburse the Notes Trustee for the reasonable and customary expenses that the Notes Trustee incurs in connection with the Consent Solicitation.  Callon will also reimburse banks, trust companies, securities dealers, nominees, custodians and fiduciaries for their reasonable and customary expenses in forwarding this Consent Solicitation Statement, the accompanying Letter of Consent and other materials to beneficial owners of the Notes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain material United States (“U.S.”) federal income tax consequences of the Consent Solicitation, the Indenture and the receipt of the Consent Fee.  This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations and judicial and administrative rulings as in effect and existing on the date hereof, all of which are subject to change or differing interpretations, possibly with retroactive effect.  Callon has not sought any rulings from the Internal Revenue Service (the “IRS”) with respect to the statements made and positions taken in this summary.  Therefore, there is no assurance that the IRS would not assert a position contrary to the positions stated below, or that a court would not agree with any such assertion.  Furthermore, no opinion of counsel has been or will be rendered with respect to the tax consequences of the Consent Solicitation, the Supplemental Indenture and/or the receipt of the Consent Fee.

This summary does not discuss any aspects of state, local, estate, gift or foreign tax laws, and it applies only to Notes that are held as capital assets (within the meaning of Section 1221 of the Code).  This discussion does not describe all of the tax consequences that may be relevant to Holders in light of their particular circumstances or to Holders subject to special rules, such as, but not limited to:

•	certain financial institutions;

•	insurance companies;

•	brokers or dealers in securities or foreign currencies;

•	persons holding Notes as part of a straddle, conversion transaction, hedge or other integrated transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	tax-exempt entities;

•	real estate investment trusts;

•	controlled foreign corporations; and

•	certain U.S. expatriates.

HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

Tax Consequences to Consenting U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a Note for U.S. federal income tax purposes that is:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust that (a) is subject to primary supervision by a court within the United States and with respect to which one or more U.S. persons have the authority to control all substantial decisions, or (b) has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

 Special rules, not discussed in this summary, may apply to persons holding Notes through entities treated as partnerships for U.S. federal income tax purposes.  Such persons should consult their own tax advisors with respect to these rules.

Debt Modification Rules

Generally, the modification of a debt instrument (including a change in the yield) will be treated as a “deemed exchange” of an “old” debt instrument for a “new” debt instrument for U.S. federal income tax purposes if such modification is “significant” within the meaning of the Treasury regulations promulgated under Section 1001 of the Code (the “Reissuance Regulations”).  Such a deemed exchange would be a taxable event unless a non-recognition provision of the Code were to apply.  Under the Reissuance Regulations, the modification of a debt instrument is “significant” if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.”  The Reissuance Regulations provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification.  However, the Reissuance Regulations also provide that a change in the yield of certain debt instruments generally constitutes a significant modification if the yield of the modified debt instrument varies from the yield of the unmodified debt instrument by more than the greater of 25 basis points or 5 percent of the annual yield on the unmodified debt instrument.

Although the payment of the Consent Fee will change the yield of the Notes, this change will be smaller than that which would be treated as a significant modification under the Reissuance Regulations.  Accordingly, the adoption of the Supplemental Indenture and the payment of the Consent Fee should not cause a deemed exchange of a U.S. Holder’s Notes (“Old Notes”) for new Notes (“New Notes”) for U.S. federal income tax purposes, and since a deemed exchange does not appear to occur a U.S. Holder should not recognize gain or loss as a result of the payment of the Consent Fee (although the Consent Fee would be included in income, as discussed below).

Even if the adoption of the Supplemental Indenture and the payment of the Consent Fee were found to result in a deemed exchange with respect to the Notes, Callon would take the position that, although not free from doubt, the deemed exchange constitutes a tax-free recapitalization under Section 354(a) of the Code for U.S. federal income tax purposes.  If there were a deemed exchange and such exchange was treated as a tax-free recapitalization, generally no gain or loss would be recognized by a U.S. Holder (except to the extent of the Consent Fee being included as income).  In such event, a U.S. Holder would have an initial tax basis in the New Notes received in the deemed exchange equal to the Holder’s tax basis in the Old Notes deemed exchanged, increased by any taxable gain or income recognized in the exchange (as discussed under the heading “Consent Fee” below). In general, the Holder’s holding period for the New Notes would include the period during which the Holder held the Old Notes deemed surrendered in the deemed exchange.

If any such deemed exchange were not to qualify as a tax-free recapitalization with respect to the Notes, the tax consequences of the adoption of the Supplemental Indenture and the payment of the Consent Fee could materially differ from those described herein.

Consent Fee

The law is unclear with respect to the U.S. federal income tax treatment of the Consent Fee.  Callon intends to treat the Consent Fee as a fee paid to a U.S. Holder in consideration of such Holder’s consent to the Supplemental Indenture.  Alternatively, the Consent Fee might be treated as a payment of additional interest on the Notes.  In either case, a U.S. Holder would recognize ordinary income in the amount of the Consent Fee received without any reduction by any portion of a U.S. Holder’s tax basis in the Notes.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with the payment of the Consent Fee and any deemed interest payments with respect to a deemed exchange of Old Notes for New Notes.  A U.S. Holder will be subject to U.S. backup withholding on such payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding.  The amount of any backup withholding deducted from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the IRS.

U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE CONSENT SOLICITATION.

Tax Consequences to Consenting Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Note for U.S. federal income tax purposes that is not a U.S. Holder or an entity treated as a partnership for U.S. federal income tax purposes.  This discussion is not addressed to Non-U.S. Holders who own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of Callon entitled to vote, who are controlled foreign corporations related to Callon through stock ownership, or who, on the date of acquisition of the Notes, owned Notes with a fair market value of more than 5% of the fair market value of the common stock of Callon.  Additionally, this discussion does not describe the U.S. federal income tax consequences to Non-U.S. Holders who are engaged in a trade or business in the United States with which the Notes are effectively connected, or who are individuals present in the United States for 183 days or more in the taxable year of disposition.  Such Non-U.S. Holders will generally be subject to special rules and should consult their own tax advisors regarding the U.S. federal income tax consequences applicable to their particular situation.

Although it is not entirely clear that withholding of U.S. federal income tax is applicable to the payment of the Consent Fee to a Non-U.S. Holder, Callon intends to withhold such tax from any Consent Fee paid to a Non-U.S. Holder at a 30% rate unless an exemption or partial reduction as a result of a treaty is properly established.  A Non-U.S. Holder may be able to claim an exemption or establish that a reduced rate of withholding applies by delivering to the applicable withholding agent a properly executed (a) IRS Form W-8BEN (or a permissible substitute) claiming and exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (b) IRS Form W-8ECI stating that the Consent Fee is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with the payment of the Consent Fee and any deemed interest payments with respect to any deemed exchange of Old Notes for New Notes.  Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, the Non-U.S. Holder may be subject to U.S. backup withholding on any Consent Fee payments or deemed interest payments with respect to the Notes.  The certification procedures required to claim the exemption from withholding tax described above will satisfy the certification requirements necessary to avoid backup withholding as well.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE U.S. FEDERAL INCOME TAX TREATMENT OF THE CONSENT FEE AND THE POSSIBILITY OF OBTAINING A REFUND WITH RESPECT TO ANY U.S. FEDERAL TAXES WITHHELD THEREFROM.

Tax Considerations for Non-Consenting Holders

The Supplemental Indenture will not be a significant modification to non-consenting Holders, and therefore, the Consent Solicitation will generally have no U.S. federal income tax consequences to such Holders.

WHERE YOU CAN FIND MORE INFORMATION

Callon is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (“SEC”).  Such reports and other information can be inspected, without charge, and copied at the Public Reference Section of the SEC located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The SEC also maintains a web site at http://www.sec.gov, which contains reports and other information regarding registrants that file electronically with the SEC.  Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at the principal offices of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

All documents and reports filed by Callon with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Consent Solicitation Statement and on or prior to the Effective Date or the withdraw of the Consent Solicitation will be deemed incorporated herein by reference and will be deemed to be a part hereof from the date of filing of such documents and reports.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement.  Callon is not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

Callon will provide, without charge, to each Holder to whom this Consent Solicitation Statement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents relating to Callon that are incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents).  Requests for such copies should be directed to Callon at Investor Relations, Callon Petroleum Company, 200 North Canal Street, Natchez, Mississippi 39120; Tel: (601) 442-1601.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This Consent Solicitation Statement and the documents incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Exchange Act. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “projects,” “predicts,” “potential,” and similar expressions intended to identify forward-looking statements.

All statements, other than statements of historical facts, included in herein and the documents incorporated by reference that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as estimated future net revenues from oil and gas reserves and the present value thereof, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of our business and operations, plans, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of factors.  Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include:

•	general economic and industry conditions;

•	volatility of oil and natural gas prices;

•	uncertainty of estimates of oil and natural gas reserves;

•	impact of competition;

•	availability and cost of seismic, drilling and other equipment;

•	operating hazards inherent in the exploration for and production of oil and natural gas;

•	difficulties encountered during the exploration for and production of oil and natural gas;

•	difficulties encountered in delivering oil and natural gas to commercial markets;

•	changes in customer demand and producers’ supply;

•	uncertainty of our ability to attract capital;

•	compliance with, or the effect of changes in, the extensive governmental regulations regarding the oil and natural gas business;

•	actions of operators of our oil and gas properties;

•	weather conditions; and

•	the risk factors discussed in the documents we have incorporated by reference.

Consequently, all of the forward-looking statements herein and in the documents incorporated by reference are qualified by these cautionary statements and we cannot assure you that the actual results or developments anticipated by us will be realized or, even if realized, that they will have the expected consequences to or effects on us, our business or operations. We have no intention, and disclaim any obligation, to update or revise any forward looking statements, whether as a result of new information, future results or otherwise.

MISCELLANEOUS

This Consent Solicitation is not being made to, and Letters of Consent will not be accepted from or on behalf of, Holders in any jurisdiction in which the making of the Consent Solicitation or the acceptance thereof would not be in compliance with the laws of such jurisdiction.  However, Callon may in its discretion take any action that it deems necessary to make the Consent Solicitation in any such jurisdiction and to extend the Consent Solicitation to Holders in such jurisdiction.  In any jurisdiction in which the securities laws or blue sky laws require the Consent Solicitation to be made by a licensed broker or dealer, the Consent Solicitation will be deemed to be made on behalf of Callon by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Requests for assistance in completing and delivering the Letter of Consent or requests for additional copies of this Consent Solicitation Statement, the Letter of Consent and other related documents should be directed to the Tabulation Agent at its address and telephone number below. Letters of Consent must be delivered to the Tabulation Agent on or before the Consent Date.

The Tabulation Agent for the Consent Solicitation is:

Global Bondholder Services Corporation
65 Broadway – Suite 723
New York, New York 10006
Attn:  Corporate Actions

Banks and Brokers call:  (212) 430-3774
Toll free (866) 470-3800

By Facsimile:
(For Eligible Institutions Only):
(212) 430-3775

Confirmation:
(212) 430-3774

By Mail, Overnight Courier or Hand Delivery:
65 Broadway – Suite 723
New York, New York 10006

CALLON PETROLEUM COMPANY
LETTER OF CONSENT

Relating to the Solicitation of Consents
with respect to the $200 Million of 9.75% Senior Notes Due 2010, Series B

To:  Global Bondholder Services Corporation (as Tabulation Agent)

Global Bondholder Services Corporation
65 Broadway – Suite 723
New York, New York 10006
Attn:  Corporate Actions

Banks and Brokers call:  (212) 430-3774
Toll free (866) 470-3800

By Facsimile:
(For Eligible Institutions Only):
(212) 430-3775

Confirmation:
(212) 430-3774

The Consent Solicitation is made by Callon Petroleum Company, a Delaware corporation (“Callon”), only to Holders (as defined below) as of the Record Date (as defined below) of the 9.75% Senior Notes due 2010, Series B (“Notes”), issued and outstanding under the Indenture dated as of March 15, 2004, among Callon, as issuer, and American Stock Transfer & Trust Company, as trustee (in such capacity, the “Notes Trustee”) as more fully described in the accompanying Consent Solicitation Statement dated March ●, 2008 (as may be amended or supplemented, the “Consent Solicitation Statement”) of Callon.

The term “Record Date” as used herein means 5:00 p.m., New York City time, on March ●, 2008, and the term “Holder” means each person shown on the records of the Registrar for the Notes as a registered holder on the Record Date.  Capitalized terms used herein but not defined herein have the meanings given to them in the Consent Solicitation Statement or in the Indenture.

Holders of the Notes who wish to consent to the amendments to the Indenture (the “Supplemental Indenture”) must deliver their properly completed and duly executed Letter of Consent by mail, first-class postage prepaid, hand delivery, overnight courier or by facsimile transmission to the Tabulation Agent (not to Callon or the Notes Trustee) at its address or facsimile number set forth above in accordance with the instructions set forth herein and in the Consent Solicitation Statement.  However, Callon reserves the right to accept any consent received by it or the Notes Trustee.

Under no circumstances should any person tender or deliver Notes to Callon, the Tabulation Agent, the Notes Trustee or any other party at any time in connection with the Consent Solicitation or this Letter of Consent.

Only Holders or their duly designated proxies (“Duly Designated Proxies”) are eligible to consent to the Supplemental Indenture. Any beneficial owner of Notes who is not a Holder of such Notes must arrange with the person who is the Holder or such Holder’s assignee or nominee to (i) execute and deliver a Letter of Consent on behalf of such beneficial owner or (ii) deliver a proxy so that such beneficial owner can execute and deliver a Letter of Consent on its own behalf. As of the date of the Consent Solicitation Statement, the only Holder of the Notes is Cede & Co., nominee for The Depository Trust Company (“DTC”).  For purposes of the Consent Solicitation, DTC has authorized DTC participants (“Participants”) set forth in the position listing of DTC as of the Record Date to execute Letters of Consent as if they were Holders of the Notes held of record in the name of DTC or the name of its nominee. Accordingly, for purposes of the Consent Solicitation, the term “Holder” shall be deemed to include such Participants.

Only Holders of Notes whose properly executed Letters of Consent with respect to such Notes are received by the Tabulation Agent on or prior to the Consent Date and not revoked will be entitled to receive the applicable Consent Fee in the event the Supplemental Indenture becomes effective with respect to the Notes.  Subject to the terms and conditions of this Consent Solicitation Statement and the related Letter of Consent, Callon will pay the Consent Fee to the Consenting Holders on or prior to the Effective Date.

CONSENT TO SUPPLEMENTAL INDENTURE

By execution hereof, the undersigned acknowledges receipt of the Consent Solicitation Statement and hereby represents and warrants that the undersigned is a Holder (or Duly Designated Proxy) of the Notes indicated below and has full power and authority to take the action indicated below in respect of such Notes. The undersigned will, upon request, execute and deliver any additional documents deemed by Callon to be necessary or desirable to perfect the undersigned’s consent to the Supplemental Indenture.

The undersigned acknowledges that the undersigned must comply with the provisions of this Letter of Consent and complete the information required herein to consent validly to the Supplemental Indenture.

By execution hereof, the undersigned acknowledges that Callon has not filed or may fail to file with the Securities and Exchange Commission (the “SEC”), and has not furnished to the applicable Notes Trustee certain of the reports described by the Indenture(s) governing the Notes held by such Holder and called for by the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The undersigned acknowledges that the Supplemental Indenture will become effective on the Effective Date, which shall occur promptly following (i) receipt of valid consents which are not revoked from Consenting Holders representing $150 million aggregate principal amount of such Notes (the “Requisite Consent”), (ii) execution of the Supplemental Indenture, and (iii) payment of the Consent Fee. The terms of the Indenture shall remain in full force and effect, except as modified by the Supplemental Indenture, and are hereby confirmed.

The undersigned acknowledges that Letters of Consent delivered pursuant to any one of the procedures described under the heading “The Consent Solicitation—Procedures for Consenting” in the Consent Solicitation Statement and in the instructions included in this Letter of Consent will constitute a binding agreement between the undersigned and Callon upon the terms and subject to the conditions of the Consent Solicitation.

Unless otherwise specified in the table below, this Letter of Consent relates to the total aggregate principal amount of Notes held of record by the undersigned at the close of business on the Record Date. If this Letter of Consent relates to less than the total aggregate principal amount of Notes so held, the undersigned must list on the table below the serial numbers (with respect to the Notes not held by depositaries) and principal amount (in integral multiples of $1,000) of Notes for which consent is given. If the space provided below is inadequate, list the certificate numbers and aggregate principal amounts on a separate signed schedule and affix the schedule to this Letter of Consent.

The undersigned authorizes the Tabulation Agent to deliver this Letter of Consent and any proxy delivered in connection herewith to Callon and the Notes Trustee as evidence of the undersigned’s actions with respect to the Supplemental Indenture.

DESCRIPTION OF THE NOTES AS TO WHICH CONSENTS ARE GIVEN

Name and Address of Holder	Serial Number(s)*	Aggregate Principal Amount of Notes**	Principal Amount With Respect to Which Consents are Given**

Total Principal Amount Consenting of Notes: $

________________________

*	Need not be completed by Holders whose Notes are held of record by depositaries including DTC.
**
Unless otherwise indicated in the column labeled “Principal Amount With Respect to Which Consents Are Given,” the undersigned will be deemed to have consented in respect of the entire aggregate principal amount indicated in the column labeled “Aggregate Principal Amount of Notes.” All principal amounts must be in multiples of $1,000.

CONSENT

IMPORTANT—READ CAREFULLY

A Holder must execute this Letter of Consent exactly as its name appears on the Notes.  An authorized Participant must execute this Letter of Consent exactly as its name appears on DTC’s position listing as of the Record Date.  If the Notes are held of record by two or more joint Holders, all such Holders must sign this Letter of Consent.  If a signatory is a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing this Letter of Consent and must submit proper evidence satisfactory to Callon of such person’s authority to so act.  If the Notes are registered in different names, separate Letters of Consent must be executed covering each form of registration.  If this Letter of Consent is executed by a person other than the Holder, then such person must have been authorized by proxy or in some other manner acceptable to Callon to execute and deliver this Letter of Consent on behalf of the Holder.

Signature(s) of Holder(s)

Signature(s):

Name(s):

(Please Print)

Date:

Capacity (full title):

Address (Include Zip Code):

Area Code and Telephone No.:

Wire Transfer Instructions:*

Tax Identification or Social Security No.:

GUARANTEE OF SIGNATURE(S)
(If required, see instructions 5 and 6 below)

Authorized Signature:

Name and Title:

(Please Print)

Dated:

Name of Firm:
________

* To be provided if payment is to be made by wire transfer

PROXY WITH RESPECT TO THE CONSENT

The undersigned hereby irrevocably appoints                           , as attorney and proxy of the undersigned, with full power of substitution, to execute and deliver this Letter of Consent on which this Proxy is set forth with respect to the Notes in accordance with the terms of the Consent Solicitation described in the Consent Solicitation Statement, with all the power the undersigned would possess if consenting personally. THIS PROXY IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST AND SHALL EXPIRE ON THE CONSENT DATE.

The aggregate principal amount and serial numbers of Notes as to which this Proxy is given are set forth below.

Aggregate Principal Amount of Note(s)	Serial Number(s)

IMPORTANT—READ CAREFULLY

This proxy must be signed by the Holder exactly as its name appears on the Notes.  If the Notes are held of record by two more joint Holders, all such Holders must sign this proxy.  If a signatory is a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the signatory’s full name below.

PLEASE SIGN BELOW
(See Instructions 1 and 5 below)

Signature:

Signature

Dated:	, 2008

Name(s):
(Please Print)

Capacity (full title):

Address (Including Zip Code):

Area Code and Telephone Number:

SIGNATURE GUARANTEE
(If Required, see Instructions 5 and 6 below)

Signature(s) Guaranteed by an Eligible Institution:
(Authorized Signature)

(Name and Title)

Dated:
(Name of Firm)

INSTRUCTIONS FOR CONSENTING HOLDERS

(FORMING PART OF THE TERMS AND CONDITIONS OF THE CONSENT SOLICITATION)

1.           Delivery of this Letter of Consent. Subject to the terms and conditions set forth herein and in the Consent Solicitation Statement, a properly completed and duly executed copy of this Letter of Consent and other documents required by this Letter of Consent must be received by the Tabulation Agent at its address or facsimile number set forth on the cover hereof on or prior to the Consent Date. The method of delivery of this Letter of Consent and all other required documents to the Tabulation Agent is at the risk of the Holder or Duly Designated Proxy, and the delivery will be deemed made only when actually received by the Tabulation Agent. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Consent should be sent to any person other than the Tabulation Agent.

Any beneficial owner of Notes who is not a Holder of such Notes must arrange with the person who is the Holder (e.g., the beneficial owner’s broker, dealer, commercial bank, trust company or other nominee institution) or such Holder’s assignee or nominee to (i) execute and deliver this Letter of Consent on behalf of such beneficial owner or (ii) deliver a proxy so that such beneficial owner can execute and deliver a Letter of Consent on its own behalf.

2.           Consent Date. The Consent Solicitation expires at 5:00 p.m., New York City time, on April ●, 2008, unless Callon, in its sole discretion, extends the period during which the Consent Solicitation is open, in which case the term “Consent Date” shall mean the latest date and time as so extended. In order to extend the Consent Date, Callon will notify the Tabulation Agent in writing or orally of any extension and will make a public announcement thereof by press release, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Consent Date. Callon may extend the Consent Solicitation on a daily basis or for such specified period of time as it determines in its sole discretion. Failure by any Holder or beneficial owner of the Notes to be so notified will not affect the extension of the Consent Solicitation.

3.           Questions Regarding Validity, Form, Legality, etc. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of consents will be resolved by Callon, whose good faith determinations will be final and binding. Callon reserves the absolute right to reject any or all consents that are not in proper form or the acceptance of which could, in the opinion of Callon’s counsel, be unlawful. Callon also reserves the right to waive any irregularities in connection with deliveries, or Callon may require that such irregularities be cured within such time as Callon determines. None of Callon, the Tabulation Agent, the Notes Trustee or any other person shall have any duty to give notification of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Letters of Consent will not be deemed to have been made until such irregularities have been cured or waived. Callon’s good faith interpretation of the terms and conditions of the Consent Solicitation (including this Letter of Consent and the accompanying Consent Solicitation Statement and the instructions hereto and thereto) will be binding on all parties.

4.           Holders Entitled to Consent. Only a Holder (or its Duly Designated Proxy, representative or attorney-in-fact) or another person who has complied with the procedures set forth below may execute and deliver a Letter of Consent. Any beneficial owner or registered holder of the Notes who is not the Holder thereof (e.g., the beneficial owner’s broker, dealer, commercial bank, trust company or other nominee institution) must arrange with such Holder(s) or such Holder’s assignee or nominee to (i) execute and deliver this Letter of Consent to the Tabulation Agent on behalf of such beneficial owner or (ii) deliver a proxy so that such beneficial owner can execute and deliver a Letter of Consent on its own behalf. For purposes of the Consent Solicitation, the term “Holder” shall be deemed to include Participants through which a beneficial owner’s Notes may be held of record as of the Record Date in DTC. A consent by a Holder or Duly Designated Proxy is a continuing consent notwithstanding that ownership of a Note has been transferred subsequent to the Record Date.

5.           Signatures on this Letter of Consent. If this Letter of Consent is signed by the Holder(s) of the Notes with respect to which this Letter of Consent is given, the signature(s) of such Holder(s) must correspond with the name(s) as contained on the books of the register maintained by the Notes Trustee or as set forth in DTC’s position listing without alteration, enlargement or any change whatsoever.  If any of the Notes with respect to which this Letter of Consent is given were held of record on the Record Date by two or more joint Holders, all such Holders must sign this Letter of Consent. If any Notes with respect to which this Letter of Consent is given have different Holders, it will be necessary to complete, sign and submit as many separate copies of this Letter of Consent and any necessary accompanying documents as there are different Holders.

If this Letter of Consent is signed by trustees, executors, administrators, guardians, Duly Designated Proxies, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons must indicate such fact when signing and must, unless waived by Callon, submit evidence satisfactory to Callon of their authority to so act along with this Letter of Consent.

6.           Signature Guarantees. All signatures on this Letter of Consent must be guaranteed by a firm or other entity identified in Rule l7Ad-15 under the Exchange Act including (as such terms are defined therein): (a) a bank; (b) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker; (c) a credit union; (d) a national securities exchange, registered securities association or clearing agency; or (e) a savings institution that is a participant in a Securities Transfer Association recognized program (each an “Eligible Institution”). However, signatures need not be guaranteed if this Letter of Consent is given by or for the account of an Eligible Institution. If the Holder of the Notes is a person other than the signer of this Letter of Consent, see Instruction 5.

7.           Backup Withholding.  In general, information reporting requirements will apply to the payment of the Consent Fee. Federal income tax law also imposes “backup withholding” unless a consenting U.S. holder has provided such Holder’s correct taxpayer identification number (“TIN”) which, in the case of a Holder who is an individual, is his or her social security number, and certain other information, or otherwise establishes a basis for exemption from backup withholding.  Completion of the Substitute Form W-9 provided in this Letter of Consent should be used for this purpose.  Exempt Holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and information reporting requirements, provided that they properly demonstrate their eligibility for exemption.

If the consenting U.S. holder has not provided the correct TIN and certain other information or an adequate basis for exemption, the Holder may be subject to a penalty imposed by the IRS and the Consent Fee paid to the Holder will be subject to a backup withholding tax of 28%.  Backup withholding is not an additional tax. If any such withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is provided to the IRS.

The “Applied For” box in Part I of the Substitute Form W-9 may be checked if the consenting U.S. holder (or other payee) has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future.  If the “Applied For” box in Part I is so checked and the Tabulation Agent is not provided with a TIN by the time of payment, the Tabulation Agent will withhold 28% on all such payments received pursuant to the Consent Solicitation until a TIN is provided to the Tabulation Agent.  A consenting U.S. holder who checks the “Applied For” box in Part I in lieu of furnishing his or her TIN should furnish the Tabulation Agent with such Holder’s TIN as soon as it is received.

In order for a non-U.S. holder to qualify as an exempt recipient, that non-U.S. holder should check the “Exempt from backup withholding” box on the Substitute Form W-9 provided in this Letter of Consent and submit the appropriate Internal Revenue Service Form W-8 (which are available from the Tabulation Agent) signed under penalties of perjury, attesting to that non-U.S. holder’s foreign status.  Callon intends to withhold at a rate of 30% on any Consent Fee paid to a non-U.S. Holder unless such Holder provides either (i) an IRS Form W-8BEN certifying that such non-U.S. holder is eligible for a reduction in the rate of withholding with respect to “Other Income” under the provisions of an applicable federal income tax treaty or (ii) IRS Form W-8ECI certifying that income from such payment is effectively connected with such Holder’s United States trade or business. If such withholding results in an overpayment of federal income taxes, a refund or credit may be obtained from the IRS.

PAYER’S NAME: Global Bondholder Services Corporation (as Tabulation Agent)

SUBSTITUTE
Form W-9	PAYEE INFORMATION (please print or type)
Department of the Treasury
Internal Revenue Service	Individual or
business name:

Request for Taxpayer Identification Number and Certification	Check appropriate box:

	☐ Individual/Sole Proprietor	☐ Corporation
	☐ Partnership	☐ Other
☐ Exempt from backup withholding

Address (number, street, and apt. or suite no.):

City, State and ZIP code:

Part I: Taxpayer Identification Number (“TIN”)
Enter your TIN to the right. For individuals, your TIN is your social	Social security number:
security number. Sole proprietors may enter either their social security number or their employer identification number.
For other entities, your TIN is your employer identification number
or
Employer identification number:

☐ Applied For

Part II: Certification

Certification Instructions:  You must cross out item 2 below if you have been notified by the Internal Revenue Service (the “IRS”) that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.  However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item 2.

Under penalties of perjury, I certify that:

1.
The number shown on this form is my correct TIN (or a TIN has not been issued to me and either (a) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future).  I understand that until I provide my TIN to the payer, a portion of all reportable payments made to me by the payer may be withheld and remitted to the IRS as backup withholding;

2.
I am not subject to backup withholding because:  (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.	I am a U.S. person (including a U.S. resident alien).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

,2008
Signature	Date

NOTE:
Failure to complete and return this form may result in backup withholding of 28% of any payments made to you pursuant to the Consent Solicitation and a $50 penalty imposed by the IRS.  Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details.

8.           Amendment.  Callon reserves the absolute right, subject to applicable law, to amend or modify the terms of the Consent Solicitation.

9.           Revocation of Consent.  All properly completed and executed Letters of Consent received prior to the Consent Date will be counted, notwithstanding any transfer of any Notes to which such Letter of Consent relates, unless Callon receives from a Holder (or a subsequent holder that has received a proxy from the relevant Holder) a written notice of revocation bearing a date later than the date of the prior Letter of Consent at any time prior to the Consent Date.  Any notice of revocation received after the Consent Date will not be given effect.  A transfer of Notes after the Record Date must be accompanied by a duly executed proxy from the relevant Holder if the subsequent transferee is to have revocation rights with respect to the consent to the Supplemental Indenture.  To be effective, a notice of revocation must be in writing, must contain the name of the Holder and the aggregate principal amount of the Notes to which it relates and must be (i) signed in the same manner as the original Letter of Consent or (ii) accompanied by a duly executed proxy or other authorization (in form satisfactory to Callon).  All revocations of consents must be sent to the Tabulation Agent at its address set forth in the Letter of Consent.

A revocation of a consent may be rescinded only by the delivery of a written notice of revocation or the execution and delivery of a new Letter of Consent.

10.           Questions and Requests for Assistance and Additional Copies.  Questions regarding the Consent Solicitation, requests for assistance in completing and delivery of this Letter of Consent or for additional copies of the Consent Solicitation Statement, this Letter of Consent or other related documents should be directed to the Tabulation Agent as follows:

Global Bondholder Services Corporation
65 Broadway – Suite 723
New York, New York 10006
Attn:  Corporate Actions

Banks and Brokers call:  (212) 430-3774
Toll free (866) 470-3800

By Facsimile:
(For Eligible Institutions Only):
(212) 430-3775

Confirmation:
(212) 430-3774

By Mail, Overnight Courier or Hand Delivery:
65 Broadway – Suite 723
New York, New York 10006

Exhibit B to Consent Agreement dated March 28, 2008

FORM OF FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE dated as of April  _, 2008 (the “Supplemental Indenture”), between CALLON PETROLEUM COMPANY, a Delaware corporation (the “Company”), having its principal office at 200 North Canal Street, Natchez, Mississippi 39120, the undersigned Subsidiary Guarantors (herein so called), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as trustee (the “Trustee”).

WHEREAS, there has heretofore been executed and delivered to the Trustee an Indenture dated as of March 15, 2004 between the Company, the Subsidiary Guarantors and the Trustee (as the same may have been amended or supplemented from time to time by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, the “Indenture”), providing for the issuance of the Company’s 9.75% Senior Notes due 2010, Series B (the “Securities”);

WHEREAS, there are now outstanding under the Indenture Securities in the aggregate principal amount of $200,000,000;

WHEREAS, Section 9.2 of the Indenture provides that the Company and the Trustee may amend the Indenture with the written consent of the Holders (as defined in the Indenture) of at least 75% in principal amount of the Securities then outstanding, or with respect to certain amendments, with the consent of the Holder of each outstanding Security;

WHEREAS, the Company desires to amend certain provisions of the Indenture, as set forth in Article II hereof;

WHEREAS, the Company has received consents from Holders of at least 75% of the outstanding Securities (“Consenting Holders”) to the amendments to the Indenture set forth herein;

WHEREAS, all matters necessary to make this Supplemental Indenture a valid agreement, in accordance with its terms, have been done.

NOW THEREFORE, this Supplemental Indenture witnesseth that, for and in consideration of the premises, the Company and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Securities:

ARTICLE I
EFFECTIVENESS

SECTION 1.1.	Effectiveness. This Supplemental Indenture shall become effective as of the date hereof.

ARTICLE II
AMENDMENTS TO INDENTURE

SECTION 2.1.	Amendments to Indenture.

(a)           Clause (y) of the proviso at the end of the definition of “Debt” in Section 1.1 of the Indenture is hereby amended in its entirety to read as follows:

“(y) any debt arising in connection with a Permitted Medusa Transaction or a Permitted Entrada Transaction, or”

(b)           Clause (b) of the definition of “Interest Expense” in Section 1.1 of the Indenture is hereby amended in its entirety to read as follows:

“(b)          imputed interest expense attributable to any production payment, project financing by vendors and other non-recourse debt, but not including any amounts arising out of a Permitted Medusa Transaction or a Permitted Entrada Transaction”;

(c)            Clause (n) of the definition of “Permitted Investment” in Section 1.1 of the Indenture is hereby amended in its entirety to read as follows:

“(n)          any Investment arising from or related to a Permitted Medusa Transaction, or a Permitted Entrada Transaction; and”

(d)           Clause (a) of the definition of “Unrestricted Subsidiary” in Section 1.1 of the Indenture is hereby amended in its entirety to read as follows:

“(a)          Callon Entrada Company and any other Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and”

(e)           A new definition of “Entrada Assets” is hereby added to Section 1.1 of the Indenture, such new definition to be inserted in appropriate alphabetical order and to read in its entirety as follows:

“‘Entrada Assets’ means all Oil and Gas Properties owned by the Company or any of its Subsidiaries and located on, under or related to Garden Banks Blocks 738, 782, 785, 826, and 827 in the federal offshore waters of the Gulf of Mexico, subject to certain depth limits, and any and all related equipment, accounts receivable, general intangibles and other assets related thereto and any proceeds therefrom.”

(f)           A new definition of “Permitted Entrada Transaction” is hereby added to Section 1.1 of the Indenture, such new definition to be inserted in appropriate alphabetical order and to read in its entirety as follows:

“ ‘Permitted Entrada Transaction’ means  (i) the sale, conveyance and assignment by the Company or any of its Subsidiaries of a portion of the Entrada Assets to a third party in a transaction which otherwise complies with the requirements of Section 3.14(a), (ii) the contribution by the Company or any of its Restricted Subsidiaries of all or any portion of its ownership interests in the Entrada Assets,  to a newly formed Unrestricted Subsidiary, Callon Entrada Company, which contribution may occur either prior to, contemporaneously with or after the sale, conveyance and assignment contemplated in the immediately preceding clause (i), which Unrestricted Subsidiary and/or its assets may be managed under one or more management services agreements, contract operating agreements or similar agreements with the Company or any of its Restricted Subsidiaries, (iii) the incurrence by Callon Entrada Company of Debt, the proceeds of which are to be used to fund the costs and expenses incurred to develop and/or produce its interests in the Entrada Assets, such Debt to be non-recourse to the Company and its Restricted Subsidiaries except to the extent of the indemnities and/or performance guaranties described in clause (vi) below,  (iv) the granting of Liens on (w) the Entrada Assets, (x) all other assets of Callon Entrada Company, (y) the equity interests of Callon Entrada Company, and/or (z) any deposit accounts established and maintained to hold any loan proceeds of such Debt pending disbursement and/or any revenues and proceeds of production or other amounts attributable to the Entrada Assets, in each case to secure such Debt, and (v) the contribution or advance by the Company or any of its Restricted Subsidiaries of additional cash or other assets to Callon Entrada Company from time to time not to exceed, in the aggregate at any time outstanding, the sum of (A) $ 10,000,000, plus (B) other contributions or advances arising from or deemed to exist as a result of the payment and performance by the Company or any of its Restricted Subsidiaries of any of their respective obligations under clause (vi) of this definition, and (vi) the indemnification of any Person against loss from the failure of Callon Entrada Company to comply with, or the guarantee by the Company or any Restricted Subsidiary of performance by Callon Entrada Company of, its obligations arising under or related to the documents and agreements evidencing or governing its Debt or relating to the development and operations of its assets (other than the obligation of Callon Entrada Company to repay the principal and interest of the Debt described in clause (iii) of this definition) by the Company or any of its Restricted Subsidiaries.”

(g)           The proviso at the end of Section 3.17 of the Indenture is hereby amended to read in its entirety as follows:

“; provided, however, that notwithstanding the provisions of this Section 3.17, the Company may engage in any Permitted Medusa Transaction or Permitted Entrada Transaction.”

(h)           Section 3.23 of the Indenture is hereby amended in its entirety to read as follows:

“Section 3.23        Permitted Medusa Transactions; Permitted Entrada Transaction.  Notwithstanding anything in this Indenture to the contrary, so long as no Default or Event of Default has occurred and is continuing at the time the Company or any of its Subsidiaries enters into any Permitted Medusa Transaction or Permitted Entrada Transaction, the entering into and carrying out of such Permitted Medusa Transaction or Permitted Entrada Transaction, as applicable, shall be allowed hereunder and shall not in itself constitute a breach of, non-compliance with, or Default or Event of Default under this Indenture.”

ARTICLE III
MISCELLANEOUS

SECTION 3.1         Instruments To Be Read Together.  This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and said Indenture and this Supplemental Indenture shall henceforth be read together.

SECTION 3.2         Confirmation.  The Indenture as amended and supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

SECTION 3.3         Terms Defined.  Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the respective meanings set forth in the Indenture.

SECTION 3.4         Headings.  The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

SECTION 3.5         Governing Laws.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.6         Multiple Originals.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Supplemental Indenture.

SECTION 3.7         Compliance with the Trust Indenture Act.  This Supplemental Indenture shall be interpreted to comply in every respect with the Trust Indenture Act of 1939, as amended (the “TIA”).  If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties shall control.

SECTION 3.8         Responsibility of Trustee.  The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, except that the Trustee is duly authorized to execute and deliver this Supplemental Indenture.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

CALLON PETROLEUM COMPANY

By:
Name:
Title:

Subsidiary Guarantors:

CALLON PETROLEUM OPERATING COMPANY

By:
Name:
Title:

CALLON OFFSHORE PRODUCTION, INC.

By:
Name:
Title:

MISSISSIPPI MARKETING, INC.

By:
Name:
Title:

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
Name:
Title: